UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNITED STATES ANTIMONY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 2026
Dear Shareholder:
You are cordially invited to attend the 2026 annual meeting of shareholders of United States Antimony Corporation to be held on June 12, 2026 at 4:15 P.M., Eastern Time. The annual meeting will be a virtual meeting to enable our shareholders to participate from any location around the world that is convenient to them.
The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.
It is important that your shares are represented whether or not you attend the annual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to promptly vote. You may vote your shares by internet, phone or mail. If you attend the meeting, you may vote at the meeting even if you have previously submitted your proxy. The accompanying proxy information also provides instructions for submitting your vote online.
Please review in detail the attached notice card and proxy statement, which are being mailed to our shareholders on or about April 20, 2026. Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the annual meeting virtually, we urge you to vote as soon as possible by authorizing a proxy as described in the enclosed materials to ensure that your shares are represented at the annual meeting. You may vote online, via telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. If you attend the annual meeting and wish to change your proxy vote, you may do so by voting virtually at the annual meeting.
Thank you for your continued support.

Sincerely,
/s/ Gary C. Evans

Gary C. Evans
Chairman and CEO

UNITED STATES ANTIMONY CORPORATION
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of United States Antimony Corporation:
The 2026 Annual Meeting of Shareholders of United States Antimony Corporation (“USAC” or the “Company”) will be held on June 12, 2026 at 4:15 P.M., Eastern Time. The annual meeting will be a completely virtual meeting to enable our shareholders to participate from any location around the world that is convenient to them.
We are holding the annual meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:
1.	To elect each of the seven directors named in the Proxy Statement for a term of one year;
2.	To approve an amendment to the Certificate of Formation to increase the number of shares authorized for issuance by the Company;
3.	To ratify the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.	To transact any other business that properly comes before the meeting.
The Board recommends that you vote FOR all three proposals to be presented at the Annual Meeting.
Only shareholders of record at the close of business on April 15, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting. A list of shareholders as of the Record Date will be available for inspection by any shareholder through the date of the annual meeting at the Company’s principal office. Shareholders must register for the annual meeting to attend. If your shares of USAC common stock or preferred stock are not registered in your name, you must provide proof of your ownership of those shares at the annual meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares of common or preferred stock to provide you with a valid proxy card to permit you to vote at the annual meeting. Please have that documentation readily accessible when you attend the annual meeting.
Your vote is important. Whether or not you expect to attend the annual meeting, we urge you to vote your shares at your earliest convenience. Promptly voting your shares will help to ensure the presence of a quorum at the meeting. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Retention of the proxy is not necessary for admission to or identification at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the annual meeting to be held on June 12, 2026. The proxy statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

By Order of the Board of Directors,
Gary C. Evans
Chairman and CEO

PROXY STATEMENT
OF
UNITED STATES ANTIMONY CORPORATION
4438 W. Lovers Lane, Unit 100
Dallas, Texas 75209
(406) 606-4117

2026 ANNUAL MEETING OF SHAREHOLDERS
June 12, 2026

The Board of Directors (the “Board”) of United States Antimony Corporation (“USAC” or the “Company”) is using this Proxy Statement to solicit proxies from our shareholders for use at the 2026 annual meeting of shareholders.

INFORMATION ABOUT THE 2026 ANNUAL MEETING

Time and Place of the Annual Meeting
Our annual meeting will be held as follows:

Date:	June 12, 2026
Time:	4:15 P.M., Eastern Time
Place:	Virtually at www.virtualshareholdermeeting.com/UAMY2026

Matters to Be Considered at the Annual Meeting
At the meeting, you will be asked to consider and vote upon the following proposals (“Proposals”):
Proposal 1. To elect each of the seven directors named in the Proxy Statement for a term of one year.
Proposal 2. To approve an amendment to the Certificate of Formation to increase the number of shares authorized for issuance by the Company.
Proposal 3. To ratify the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.
Proxy Materials
We are making available this Proxy Statement and its accompanying materials and the form of proxy to our shareholders on or about April 20, 2026 at www.proxyvote.com. The following documents are included with this Proxy Statement:
1.	Notice of Annual Meeting of Shareholders;
2.	A Proxy Designation attached hereto (the “Proxy”); and
3.	A copy of the 2025 Annual Report on Form 10-K.
You can also view the Notice, Proxy Statement and Annual Report online or you can receive a free paper or email copy of the material(s) by requesting them prior to May 29, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If you send an email, please include your 16-digit Control Number in the subject line.

Who is Entitled to Vote?
Only holders of record of USAC’s common stock and preferred stock on April 15, 2026 are entitled to notice of, and to vote at, the annual meeting. You are entitled to one vote for each share of USAC common stock and Series C preferred stock that you own.
On the Record Date, the following shares were outstanding and entitled to vote at the annual meeting: (i) 143,078,275 shares of common stock and (ii) 177,904 shares of Series C preferred stock (representing the right to cast one vote per share as converted to shares of common stock). There are no issued or outstanding shares of the Company’s Series A preferred stock or Series D preferred stock, and the Company’s Series B preferred stock does not have voting rights.
How Do I Vote at the Annual Meeting?
You have several voting options:
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2026. Have your proxy card and 16-digit Control Number in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2026. Have your proxy card and 16-digit Control Number in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717
VOTE AT THE ANNUAL MEETING
To vote at the annual meeting, you will need to logon to www.virtualshareholdermeeting.com/UAMY2026 and provide your 16 digit Control number and then click the vote button. Your 16-digit Control Number can be found on your proxy card, which is available to download at www.proxyvote.com.
Proxies are solicited to provide all shareholders of record on the Record Date with an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of USAC common stock and/or preferred stock are held in your name. If you are a beneficial owner of USAC common stock or preferred stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions under the following question.
Shares of USAC common stock and preferred stock can only be voted at the annual meeting by proxy or in person if the shareholder is present at the annual meeting, which will be held completely virtually. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting if you are a shareholder of record.
Shares of USAC common stock and preferred stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of our seven named director nominees, and “FOR” approval of each of Proposals 2 and 3. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.
You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. In such case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?
If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”
If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of USAC common stock or preferred stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
How Many Shares Must Be Present to Hold the Meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of USAC common stock and preferred stock entitled to vote at the annual meeting as of the Record Date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What if a Quorum Is Not Present at the Meeting?
If a quorum is not present at the scheduled time of the meeting, either the chairperson of the meeting or a majority of the shareholders present or represented by proxy at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 60 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.
Vote Required to Approve Proposals; Effect of Abstentions and Broker Non-Votes
Directors (Proposal 1) are elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. Votes may be cast FOR or WITHHELD from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
Each of Proposals 2 and 3 will be approved if more votes are cast “FOR” than “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposals 2 3.
A “broker non-vote” occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.
May I Revoke My Proxy?
You may revoke your proxy before it is voted by:
•	Submitting a new proxy with a later date;
•
Notifying Broadridge Financial Solutions, Inc. in writing before the annual meeting that you have revoked your proxy by delivering such writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•	attending and voting at the annual meeting
If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
How can I obtain a copy of the 2025 Annual Report on Form 10-K?
The Company’s 2025 Annual Report on Form 10-K, including financial statements, is available on the internet with this Proxy Statement at www.proxyvote.com. The Form is also available on the Company’s website at www.usantimony.com/investors and through the SEC’s website at http://www.sec.gov.

At the written request of any shareholder who owns shares on the Record Date, the Company will provide to such shareholder, without charge, a paper copy of the Company’s 2025 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits. If requested, the Company will provide copies of the exhibits for a reasonable fee.
Forward-Looking Statements
The discussions in this Proxy Statement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting our current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning our goals, commitments, strategies and mission, our future financial position, expected cost or charge reductions, our executive compensation program, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and that are otherwise described or updated from time to time in our other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. We do not assume any obligation to update any forward-looking statements.

PROPOSAL 1 – ELECTION OF DIRECTORS
What is the current composition of the Board?
The Board has fixed the number of directors at seven, including USAC’s Chief Executive Officer.
Who is standing for election this year?
The Board has nominated the following seven current Board members for election at the 2026 annual meeting, to hold office until the next annual meeting:
•	Gary C. Evans (Chairman and Chief Executive Officer)
•	Dr. Blaise Aguirre
•	Lloyd Joseph Bardswich (Director and Executive Vice President, Chief Mining Engineer)
•	Joseph A. Carrabba
•	General (Ret.) John M. Keane
•	Jon R. Marinelli
•	Michael A. McManus
What if a nominee is unable or unwilling to serve?
All of our nominees currently serve as USAC directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why any nominee might be unable to serve if elected.
How are nominees elected?
Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of outstanding shares entitled to vote at the annual meeting.
Board Recommendation
The Board recommends a vote FOR each of the seven named nominees.

INFORMATION ON THE BOARD OF DIRECTORS
The following table sets forth certain information with respect to our directors who are named in this Proxy Statement.
In assessing potential directors, including those recommended by shareholders, the Board and the Nominating and Corporate Governance Committee consider a variety of factors, including, among other things, the evolving needs of the Board and the Company, the potential director’s judgment, independence, business and educational background, public service, conflicts of interest, ethics and ownership of Company stock, as well as his or her level of commitment to shareholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board and to the affairs of the Company. The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.
The term for each director, if elected, will expire at our next annual meeting or until his or her successor is appointed and qualified. The ages of the directors are shown as of April 15, 2026.

Name	Age	Position
Gary C. Evans	68	Chairman and CEO (PEO)
Lloyd Joseph Bardswich	81	Director and EVP, Chief Mining Engineer
Dr. Blaise Aguirre	61	Director
Joseph A. Carrabba	73	Director
General (Ret.) John M. Keane	83	Director
Jon R. Marinelli	57	Director
Michael A. McManus	83	Director

A biography of each director nominee is presented below. Each biography includes the experience (including the present principal occupation and other business experience during the last five years), qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. While each nominee’s entire range of experience and skills is important, particular experience and skills that contribute to the effectiveness of the Board are identified below.
Gary C. Evans – Chairman & CEO – Gary C. Evans joined the Board of Directors in November 2022. Mr. Evans became Chairman of our Board in July 2023 and served as Chairman and Co-CEO from March 2024 to November 2024. Mr. Evans currently serves as our Chairman and CEO since December 2024. He is a serial entrepreneur and transformational leader. The Company is headquartered in Dallas, Texas where Mr. Evans resides.
Mr. Evans is also the Chairman and Chief Executive Officer of Evergreen Sustainable Enterprises, Inc. a “green” publicly held bitcoin mining company that owns a hydroelectric dam located in Costa Rica that serves as the power source for bitcoin mining. The Company is capitalizing on the intersection of sustainable energy and Bitcoin mining. Mr. Evans began investing in certain Bitcoin companies in early 2021 and is now deeply involved in the sector.
Mr. Evans previously led Magnum Hunter Resources Corporation for seven years, a NYSE listed multibillion dollar public energy company specializing in unconventional resource plays predominately in the Appalachian Basin and the Eagle Ford. These assets are now part of Southwestern Energy Co. (NYSE: SWN). Mr. Evans was also founder and CEO of Eureka Hunter Holdings, LLC, a mid-stream gas gathering company transporting and managing over 1 BCF of daily natural gas volumes from wells producing in West Virginia and Ohio on approximately 200 miles of newly constructed pipeline during the similar seven-year period.
Additionally, Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources Inc. (MHRI), a NYSE listed company, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. These assets are now part of Coterra Energy, Inc. (NYSE: CTRA). Later that year, Mr. Evans formed Wind Hunter Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Energy, Inc., an emerging water resource company focusing on oil field water management and clean water technologies active in the Marcellus and Utica resource plays in Appalachia. As founder, Mr. Evans has served as Chairman and Chief Executive Officer of GreenHunter Energy, Inc. from December 2006 until May 2016, upon the sale of its assets to a private equity fund.
Throughout his career, Mr. Evans has raised various forms of capital on Wall Street that has exceeded $8 billion. Mr. Evans has previously served for 24 years, last serving as an independent director of Novavax Inc., a NASDAQ-listed (“NVAX”) vaccine biotechnology company that successfully reached commercialization of a critical Covid-19

Vaccine Nuvaxovid™ (also known as NVX-CoV2373), along with its Matrix-M™ adjuvant, a deployed malaria vaccine developed in collaboration with The University of Oxford. NVAX reached a market capitalization in excess of $20 billion during the pandemic. Mr. Evans previously also served as Chairman, CEO, and Lead Director of Novavax.
Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans was also recognized as the Energy Industry Leader of the year in 2013 and chosen by Finance Monthly in 2013 as one of the most respected CEO’s. Mr. Evans was chosen as the Best CEO in the “Large Company” category by Texas Top Producers in 2013. He additionally won the Deal Maker of the Year Award in 2013 by Finance Monthly.
Mr. Evans serves on the Board of the Maguire Energy Institute at Southern Methodist University (“SMU”) and has historically lectured at SMU and currently speaks on the current affairs surrounding the antimony industry. Mr. Evans also periodically speaks at various industry conferences, on radio networks, podcasts, and national television programs.
Lloyd Joseph Bardswich – EVP, Chief Mining Engineer & Director - Lloyd Joseph Bardswich joined the Board of Directors in February 2021. Mr. Bardswich served as Co-CEO and director from March 2024 to November 2024. Mr. Bardswich currently serves as EVP, Chief Mining Engineer and director since December 2024. He has extensive experience in mining, mining engineering, management, drilling, metallurgy and plant design. He is a registered Professional Mining Engineer, can serve as a QP (Qualified Person) regarding reporting to NI43-101 standards and has worked as a Mine Safety Engineer, Mine Foreman, Mine Manager and Mining Consultant. Since July 15, 2015, he has served as President of L.J. Bardswich Mine Consultant Inc., a Montana S corporation which provides consulting services to the mining industry. He also served as a director of Northern Vertex Mining Corporation (TSXV-NEE) from 2010 to February 2021, when Northern Vertex Mining Corporation (TSXV - NEE) acquired Eclipse Gold Mining Corporation (EGLD - TSXV). Also, he serves as President and as a Director of Frisco Gold Corporation, an Arizona S corporation, since October 14, 2019 to the present.
Dr. Blaise Aguirre – Director – Dr. Blaise Aguirre, who joined the Board of Directors in August 2019, is an Assistant Professor of Psychiatry at Harvard Medical School and is the founding Medical Director of 3East at McLean Hospital in Belmont, Massachusetts. In 2011, Dr. Aguirre was elected to the Board of Directors at Investors Capital Holdings, Ltd, and remained on the board until it was sold to RCS Capital Corporation. In addition, Dr. Aguirre sits on the boards of various privately held companies. He has developed and maintained relationships with institutional money managers, venture capitalists, angel investors and has developed expertise as a small cap stock analyst as a broker with series 7 and 63 securities licenses. He received his Medical Doctor’s degree in 1989 from the University of Witwatersrand, Johannesburg, South Africa, and performed his residency at Boston University School of Medicine from 1991 to 1994.
Joseph A. Carrabba – Director – Joseph A. Carrabba joined the Board of Directors in February 2024. He is the Retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources, Inc., formerly Cleveland-Cliffs, Inc., from May 2007 to November 2013. He also previously served as Cliffs President & CEO from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Prior to these executive positions, Mr. Carrabba previously served as President and Chief Operating Officer of Diavik Diamond Mines from 2003 to 2006. He serves or has previously served on the boards of several other NYSE listed companies including Newmont Mining and Timken Steel, as well as several TSX listed companies, AECON and NioCorp.
General (Ret.) John M. (“Jack”) Keane – Director – General Jack Keane is a foreign policy and national security authority who provides nationwide analysis and commentary in speeches, articles, congressional testimony and through several hundred television and radio interviews annually. He serves as an advisor to presidents, cabinet officials, members of congress, international leaders, CEOs and business leaders. He is the Chairman of the Institute for the Study of War, a member of the prestigious Secretary of Defense Policy Board, having advised four Defense Secretaries and a member of the 2018 and 2022 Congressional Commission on the National Defense Strategy.
General Keane, a four-star general, completed 37 years of public service in December 2003, culminating in his appointment as acting Chief of Staff and Vice Chief of Staff of the U.S. Army. As the chief operating officer of the Army for over 4 years, he directed 1.5 million soldiers and civilians in 120 countries, with an annual operating budget of $110 Billion. General Keane was in the Pentagon on 9/11 and provided oversight and support for the wars in Afghanistan and Iraq. General Keane is a career infantry paratrooper, a combat veteran of the Vietnam War decorated for valor, who spent much of his military life in operational commands, including command of the famed 101st Airborne Division (Air Assault) and the legendary 18th Airborne Corps, the Army’s largest warfighting organization. General Keane holds a bachelor’s degree from Fordham University and a master’s degree from Western

Kentucky University. He is a graduate of the Army War College and the Army Command and General Staff College. Among his awards, General Keane was the first military leader to be honored with the Ronald Reagan Peace Through Strength Award and the prestigious Bradley Prize. In March of 2020, General Keane was presented with the Presidential Medal of Freedom at the White House. General Keane’s numerous military service medals and citations include two Defense and two Army Distinguished Service Medals, five Legions of Merit, the Silver Star, Bronze Star, three Vietnam Service medals, Combat Infantryman Badge, Master Parachutist Badge and Ranger Tab.
Jon R. Marinelli – Director – Jon R. Marinelli is a seasoned financial executive and investment professional with more than 25 years of experience in capital markets, M&A, and strategic advisory roles, and has an early-career background in technology. He is the Founder and currently Principal of 1042 Capital Partners, where he manages public and private investments. Previously, he spent over 15 years at BMO Capital Markets where he served as Group Head and Managing Director of U.S. Energy. Before that he held senior roles in Deutsche Bank’s Global Banking-Natural Resources Group, the successor to Bankers Trust. Over his career, Mr. Marinelli has advised on more than $285 billion in M&A, public and private equity, and debt transactions. He holds an MBA from Rice University and a BS from Miami University.
Michael A. McManus – Director – Michael A. McManus joined the Board of Directors in August 2023. He is a recognized leader and builder of enterprises with successes as a public company CEO, senior government experience, a lawyer, new product development leader, and has served as a board member of several companies. He served as a board member of Novavax, a biotechnology company committed to help address serious infectious diseases globally through the discovery, development, and delivery of innovative vaccines to patients around the world from 1998 to 2022. Mr. McManus has previously served as president, chief executive officer, and director at Misonix, Inc., a medical, scientific, and industrial provider of ultrasonic and air pollution systems, from 1998 to 2016. Prior to that tenure, he was president and chief executive officer at New York Bancorp Inc. from 1991 to 1998. From 1990 through November 1991, Mr. McManus was president and chief executive officer at Jamcor Pharmaceuticals Inc. Previously, Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He served in the US Army Infantry from 1968 through 1970. He is also a recipient of the Ellis Island Medal of Honor.

CORPORATE GOVERNANCE
Board of Directors
The Board conducts its business through Board meetings and through its committees. The Board is composed of seven directors.
Director Independence
We have seven directors as of the Record Date, including five directors deemed independent as follows:
•	Dr. Blaise Aguirre
•	Joseph A. Carrabba
•	General (Ret.) John M. Keane
•	Jon R. Marinelli
•	Michael A. McManus
An “independent” director is a director whom the Board has determined satisfies the requirements for independence under Section 803A of the NYSE Company Guide.
Meetings of the Board and Board Member Attendance at Annual Meeting
During the year ended December 31, 2025, the Board held eight regular meetings. Each incumbent director attended at least 75% of the total board and committee meetings on which such person served during this period.
Board members are encouraged, but not required, to attend the annual meeting of shareholders. Gary C. Evans and Lloyd Joseph Bardswich attended the Company’s prior annual meeting of shareholders, held on July 31, 2025.
Communications to the Board
Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, at United States Antimony Corporation, 4438 W. Lovers Lane, Unit 100, Dallas, Texas 75209. Our secretary will forward communications directly to the appropriate Board member(s). If the correspondence is not addressed to a particular member, the communication will be forwarded to at least one Board member in order to bring the matter to the attention of the entire Board.
Committees and Committee Charters
The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. The Audit Committee was established in December 2011, the Compensation and Nominating and Corporate Governance Committees were established in 2012, and the Finance Committee was established in 2025.
Audit Committee and Audit Committee Financial Experts
We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the NYSE. The Audit Committee consists of Michael A. McManus, Dr. Blaise Aguirre, Joseph A. Carrabba, and Jon R. Marinelli, each of whom is independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A of the NYSE Company Guide) and financially sophisticated (pursuant to the requirements of Section 803B of the NYSE Company Guide). Mr. McManus satisfies the requirement of an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.
Our Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our Audit Committee reviews our significant financial risks and is involved in the appointment of senior financial executives.
Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosures contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence, and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.
During the fiscal year ended December 31, 2025, the Audit Committee met four times. A copy of the Audit Committee charter is available on our website at www.usantimony.com.
Audit Committee Report
Our Audit Committee oversees our financial reporting process on behalf of the Board. During 2025, the Committee had four members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE. The Committee operates under a written charter adopted by the Board.
The Committee assists the Board by (1) overseeing the integrity of our financial reporting and internal control, (2) overseeing the independence and performance of our independent auditors, and (3) providing an avenue of communication between management, the independent auditors and the Board.
In the course of providing its oversight responsibilities regarding the 2025 financial statements, the Committee reviewed the 2025 audited financial statements, which appear in the 2025 Annual Report on Form 10-K, with management and our independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements. The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114―the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.
The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, as may be modified or supplemented.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2025. The Committee and the Board have also recommended the selection of Assure CPA, LLC as independent auditors for the Company for the fiscal year ending December 31, 2026.
Submitted by the Audit Committee Members
•	Michael A. McManus
•	Dr. Blaise Aguirre
•	Joseph A. Carrabba
•	Jon R. Marinelli
Compensation Committee
Our Compensation Committee is composed of the following directors, each of whom is independent (under Section 803A of the NYSE Company Guide): Joseph A. Carrabba, Dr. Blaise Aguirre, Michael A. McManus, and Jon R. Marinelli.
We have a Compensation Committee charter that complies with the requirements of the NYSE. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, our Compensation Committee does consult with our Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.
In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options and restricted stock units, if any. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not only with respect to executive officers, are not reasonably likely to encourage behavior that would create an abnormal amount of risk to the Company.
The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation.
During the fiscal year ended December 31, 2025, the Compensation Committee met seven times. A copy of the Compensation Committee charter is available on our website at www.usantimony.com.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of the following directors, each of whom is independent as determined under Section 803A of the NYSE Company Guide: Joseph A. Carrabba, Dr. Blaise Aguirre, Michael A. McManus, and General (Ret.) John M. Keane.
Our Nominating and Corporate Governance Committee is responsible for developing our approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director positions and recommends to the Board nominees for election at the next annual meeting or any special meeting of shareholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee’s charter describes the criteria the Board will assess in connection with the consideration of a candidate, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.
The Nominating and Corporate Governance Committee considers diversity as part of its overall selection strategy. In considering diversity of the Board as a criterion for selecting nominees, the Nominating and Corporate Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, personal and professional skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Nominating and Corporate Governance Committee also seeks persons with leadership experience in a variety of contexts.
The Committee will consider recommendations for director nominees made by shareholders and others if these individuals meet the criteria set forth in the Committee’s charter. For consideration by the Committee, the nominating shareholder or other person must provide the Corporate Secretary’s Office with information about the nominee, including a detailed background of the suggested candidate that will demonstrate how the individual meets our director nomination criteria. If a candidate proposed by a shareholder meets the criteria, the individual will be considered on the same basis as other candidates. No shareholder or shareholders holding 5% or more of our outstanding stock, either individually or in aggregate, has recommended a nominee for election to the Board.
All of the seven nominees included on the proxy card accompanying this Proxy Statement were nominated by the Nominating and Corporate Governance Committee and were recommended by our current Board.
During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met once. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.usantimony.com.
Board Leadership Structure
The Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our shareholder base, our peer group and other relevant factors. Considering these factors, we determined that a structure with one person as Chairman of the Board and Chief Executive Officer is currently the most appropriate Board leadership structure for the Company based upon the backgrounds and past experience of the individuals. The Board noted the following factors in reaching its determination:
•	The Board acts efficiently and effectively under this structure.
•
This structure allows the Company and the Board to be aware of major changes and issues facing us on a day-to-day and long-term basis, to identify key risks and developments facing us, and to bring such risks and developments to the Board’s attention.

•	This structure lessens the potential for confusion and duplication of efforts, including among employees.
•	The wide diversity of past business experience among the Company’s board members provides overall business judgment effectiveness in decision making.
The Board of Directors’ Role in Risk Management Oversight
The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with our Board and its committees that address risks inherent in their respective areas of oversight, such as operational, financial, legal, cyber security, and compliance.
The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee assists the Board by (1) overseeing the integrity of our financial reporting and internal control, (2) overseeing the independence and performance of our independent auditors, and (3) providing an avenue of communication between management, the independent auditors and the Board. Our Nominating and Corporate Governance Committee reviews the risks related to succession planning and the independence of the Board. The Compensation Committee reviews the risks related to our various compensation plans. If a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board, which facilitates proper risk oversight by the entire Board.
Based on a review of the nature of our operations, we do not believe that any areas of the Company are incentivized to take excessive risks that would likely have a material adverse effect on our operations.
Director Compensation
The following table provides information related to compensation of our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	Total
Dr. Blaise Aguirre, Director	$124,000	$175,274	$69,564	$368,838
Joseph A. Carrabba, Director	$138,500	$175,274	$69,564	$383,338
Michael A. McManus, Director	$137,500	$175,274	$69,564	$382,338
General (Ret.) John M. Keane, Director	$34,780	$290,532	$115,258	$440,570
Jon R. Marinelli, Director	$9,181	$149,995	$74,999	$234,175

The fees earned by our directors follow the results of a study prepared by an independent firm using peer data, among other things, to determine market pay for our directors and can be calculated as follows: $65,000 annual retainer for each Board member, $70,000 additional annual retainer for the chairman, $30,000 additional annual retainer for the lead director, which the Board does not have at this time, $20,000, $15,500, $13,500, and $13,500 additional annual retainers for the chairs of the audit, finance, compensation, and nominating and governance committees, respectively, $10,000, $7,500, $7,500, and $5,000 additional annual retainer for each member of the audit, finance, compensation, and nominating and governance committees, respectively, $2,500 for each Board member for attending each Board meeting, $2,000 for the audit committee chair for attending each audit committee meeting, $1,500 for the finance committee chair for attending each finance committee meeting $1,500 for each audit committee member for attending each audit committee meeting, $1,500 for each finance committee member for attending each finance committee meeting, and $1,500 for each compensation and nominating and governance committee chair and member for attending each compensation and nominating and governance committee meeting.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) included in the “Summary Compensation Table” below. We comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for the last two completed fiscal years for our principal executive officer (“PEO”) during the year ended December 31, 2025, the two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2025 and whose total compensation for 2025 exceeded $100,000, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2025. These officers are referred to as our named executive officers.
Named Executive Officers
Our NEOs as of December 31, 2025, their ages and positions with the Company are provided in the table below.

Name	Age	Position
Gary C. Evans	68	Chairman and CEO (PEO)
Lloyd Joseph Bardswich	81	Director and EVP, Chief Mining Engineer
Richard R. Isaak	57	SVP, Chief Financial Officer (PFO)

Summary Compensation Table
The following table provides a summary of annual compensation of the Company’s NEOs for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Gary C. Evans, Chairman and CEO(3)	2025	$314,769	$330,000	$2,295,000	$2,092,500	$6,219	$5,038,488
	2024	$0	$200,000	$165,000	$120,000	$167,084	$652,084
Lloyd Joseph Bardswich, EVP, Chief Mining Engineer & Director(4)	2025	$150,000	$200,000	$550,800	$627,750	$2,827	$1,531,377
	2024	$12,692	$100,000	$110,000	$80,000	$89,167	$391,859
Richard R. Isaak, SVP, Chief Financial Officer(5)	2025	$192,462	$170,000	$550,800	$558,000	$3,853	$1,475,115
	2024	$174,635	$150,000	$44,000	$64,000	$0	$432,635

(1)
The value represents the aggregate grant date fair value of Restricted Stock Units as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the awards reported in this column, refer to Note 14, Stockholders’ Equity of the footnotes to the Company’s consolidated financial statements included in its 2025 Form 10-K.

(2)
The value represents the aggregate grant date fair value of stock options as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 14, Stockholders’ Equity of the footnotes to the Company’s consolidated financial statements included in its 2025 Form 10-K.

(3)	All other compensation in 2025 represents the Company’s contribution to the employee 401(k) retirement plan. All other compensation in 2024 represents fees paid for board service
(4)	All other compensation in 2025 represents the Company’s contribution to the employee 401(k) retirement plan. All other compensation in 2024 represents fees paid for board service.
(5)	All other compensation in 2025 represents the Company’s contribution to the employee 401(k) retirement plan.
Compensation for all NEOs, including the CEO position, is approved by the Compensation Committee of the Board. The Compensation Committee follows, among other things, the peer group data and advice of an independent compensation consulting firm in reviewing the CEO’s compensation recommendations for executives and determining their compensation, and for determining the compensation of the CEO. The material compensation components of NEOs include salary, bonus, and equity awards.

The following table provides information related to outstanding awards held by our NEOs as of December 31, 2025:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Value of Shares or Units of Stock that have not Vested ($)
Gary C. Evans, Chairman and CEO	500,000	$0.22	3/1/2027	250,000	$1,255,000
	750,000	$2.57	5/27/2035	500,000	$2,510,000
Lloyd Joseph Bardswich, EVP, Chief Mining Engineer & Director	333,333	$0.22	3/1/2027	166,666	$836,663
	225,000	$2.57	5/27/2035	120,000	$602,400
Richard R. Isaak, SVP, Chief Financial Officer	266,667	$0.22	3/1/2027	66,667	$334,668
	200,000	$2.57	5/27/2035	120,000	$602,400

Equity Award Timing
The Compensation Committee is responsible for approving stock grants for executive officers. Stock awards are typically granted at the start of employment with the Company and around the end of the calendar year. The purpose of these stock grants is to set performance expectations for the executive officer over the next several years for the financial and operational success of the Company, thereby advancing the Company’s interests and the interests of the Company’s shareholders. One of the Compensation Committee’s considerations when approving stock grants is reviewing the timing of the grant in relation to potential upcoming events, especially if the potential event involves material nonpublic information. The intention of the Compensation Committee is to avoid having disclosure of material nonpublic information affect the value of the stock grant. During the year ended December 31, 2025, stock options were not awarded to a named executive officer in close proximity to a filing with the Securities and Exchange Commission that disclosed material nonpublic information.
Insider Trading Policy
The Company has adopted an Insider Trading Policy that applies to all our directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to comply with applicable laws, and to provide accountability for adherence to the policy. Our Insider Trading Policy is included in Exhibit 19 of the Company’s 2025 Annual Report on Form 10-K and is also available on our web site at www.usantimony.com.
Clawback Policy
The Board has adopted a Clawback Policy covering compensation paid to our executive officers. Under this policy, in the event a restatement of our financial statements is made due to material noncompliance with financial reporting requirements under U.S. securities laws, any performance-based cash compensation paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement will be recalculated and the board may seek recoupment of any excess compensation.
The Company does not have:
•	Change in control agreements;
•	Supplemental compensation policies;
•	Any practices or policies regarding hedging or offsetting any decrease in the market value of registrant equity securities;
•	Employment contracts;
•	Separation or severance agreements; or
•	Any other type of compensation arrangements with its named executive officers.

Pay versus Performance
The following table shows the past three fiscal years’ total compensation for the NEOs as set forth in the Summary Compensation Table, the total compensation actually paid to the NEOs, the Company’s total shareholder return (“TSR”), and the Company’s net income (loss).

Year	Summary Compensation Table Total for PEO(1) $	Compensation Actually Paid to PEO(2) $	Average Summary Compensation Table Total for Other NEOs(3) $	Average Compensation Actually Paid to Other NEOs(2) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) $	Net Income (Loss)(5) $
2025	$5,038,488	$10,065,988	$1,503,246	$3,577,986	$1,024.49	($4,339,526)
2024	$652,084	$2,492,084	$417,712	$1,424,823	$361.22	($1,730,404)
2023	$151,636	$151,636	$112,365	$112,365	$51.02	($6,348,287)

(1)	Represents the amounts reported in the Total column of the Summary Compensation Table for the PEO, who was Gary C. Evans for 2025 and 2024 and John C. Gustavsen for 2023.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine compensation “actually paid” in the Pay versus Performance table. Compensation “actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a valuation calculated under applicable SEC rules. In general, compensation “actually paid” is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair value of equity awards attributed to the past fiscal year factoring in dividends and interest accrued with respect to such awards. For purposes of this disclosure, no pension valuation adjustments were required for any year presented and there were no equity awards in fiscal year 2023. The following table provides the calculation of compensation actually paid to the PEO and other NEOs for fiscal year 2025:

Year	Executives	Summary Compensation Table Total $	Deduct Reported Value of Equity Awards(a) $	Add Equity Award Adjustments(b) $	Compensation Actually Paid $
2025	PEO	$5,038,488	($4,387,500)	$9,415,000	$10,065,988
2025	Other NEOs	$1,503,246	($1,143,675)	$3,218,415	$3,577,986

(a)	The amounts in this column represent the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for fiscal year 2025.
(b)	The amounts added or deducted in calculating the equity award adjustments for fiscal year 2025 were as follows:

Year	Executives	Year-end fair value of equity awards granted during the year $	Year over year change in fair value of outstanding and unvested equity awards $	Fair value as of vesting date of equity awards granted and vested during the year $	Year over year change in fair value of equity awards granted in prior years that vested during the year $	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year $	Total equity award adjustments $
2025	PEO	$5,975,000	$2,427,500	$765,000	$247,500	$—	$9,415,000
2025	Other NEOs	$1,584,150	$1,348,165	$183,600	$102,500	$—	$3,218,415

(3)
Represents an average of the amounts reported in the Total column of the Summary Compensation Table for the other NEOs. The average for 2025 included Lloyd Joseph Bardswich and Richard R. Isaak. The average for 2024 included Lloyd Joseph Bardswich, Richard R. Isaak and John C. Gustavsen. The average for 2023 included Richard R. Isaak and Kelly J. Stopher.

(4)	TSR is determined based on the value of an initial fixed investment of $100 at the end of the 2022 fiscal year.
(5)	Represents net income (loss) as reported in the consolidated financial statements included in our 2025 Annual Report Form 10-K and 2024 Annual Report on Form 10-K/A.
TSR and net income are two of the factors used to evaluate the performance of our NEOs. In addition, successful completion of various initiatives to improve the Company, such as growing our antimony business and building effective teams, are also factors used to evaluate the performance of our NEOs. Most of these factors span beyond one year. All of these factors have periodic milestones and are used to determine the compensation of our NEOs.

OTHER GOVERNANCE MATTERS
Code of Ethics
We have adopted a corporate Code of Ethics that applies to all of our directors, officers and employees. We believe our Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our Code of Ethics provides written standards that are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.
Our Code of Ethics is available on our web site at www.usantimony.com. An electronic copy of the Code of Ethics will be provided to any person without charge upon written request to us at our executive offices: United States Antimony Corporation, 4438 W. Lovers Lane, Unit 100, Dallas, Texas 75209. We intend to disclose any waiver from a provision of our Code of Ethics that applies to any of the following officers: our principal executive officer, principal financial officer (“PFO”), principal accounting officer or controller or persons performing similar functions that relates to any element of our Code of Ethics on our website.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and the holders of 10% or more of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and shareholders holding more than 10% of our common stock are required by the regulation to furnish us with copies of all Section 16(a) forms they have filed.
Based solely on our review of copies of Forms 3, 4 and 5 filed with the SEC during or relating to 2025 and written representations provided to the Company, the Company has determined that General (Ret.) John M. Keane and Jon R. Marinelli filed their Forms 3 late in an earlier fiscal period. The Company also determined that Gary C. Evans, Lloyd Joseph Bardswich, Jeffrey R. Fink, and Melissa M. Pagen, filed various Forms 4 late in an earlier fiscal period. All such delinquent reports were subsequently filed.
Compensation Interlocks and Insider Participation
There were no compensation committee or board interlocks among the members of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since the beginning of the 2025 fiscal year, there were no transactions in which we were a party and in which any director, executive officer or beneficial owner of five percent (5%) or more of any class of our voting securities or relatives of our directors, executive officers or five percent (5%) beneficial owners had a direct or indirect material interest, except as follows: effective March 1, 2026, the Company hired Angel Beltran, the son-in-law of Gary C. Evans, the Company’s Chairman and Chief Executive Officer, in a position within the Company’s antimony operations and assisting in working on special projects that have been assigned to him. Mr. Beltran, a registered engineer, was previously engaged as a consultant working for various divisions of the Company. Mr. Beltran’s compensation is consistent with that of other employees with similar responsibilities and experience.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2026 by (i) each person who is known by us to beneficially own more than 5% of our Series B and C preferred stock or common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise stated, each person’s address is c/o United States Antimony Corporation, 4438 W. Lovers Lane, Unit 100, Dallas, Texas 75209.

Title of Class of Stock	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)	Percent of Voting Stock(1)
More than 5% owners:
Common Stock	State Street Corporation, One Congress Street, Suite 1, Boston, MA 02114	7,669,026	5.4%	5.4%
Common Stock	Creative Planning, LLC, 5454 W. 110th Street Overland Park, KS 66211	7,435,101	5.2%	5.2%
Series B Preferred	Excel Mineral Company, P.O. Box 3800 Santa Barbara, CA 93130	750,000(3)	100.0%	N/A
Series C Preferred	Walter Maquire, Sr., PO Box 129, Keller, VA 23401	49,091(4)	27.6%	0.0%
Series C Preferred	Richard A. Woods, 59 Penn Circle West Penn Plaza Apts. Pittsburgh, PA 15206	48,305(4)	27.2%	0.0%
Series C Preferred	Dr. Warren A. Evans, 69 Ponfret Landing Road Brooklyn, CT 06234	48,305(4)	27.2%	0.0%
Series C Preferred	Edward Robinson, 1007 Spruce Street, 1st floor Philadelphia, PA 19107	32,203 (4)	18.1%	0.0%
Directors and Executive Officers:
Common Stock	Dr. Blaise Aguirre	879,854	0.6%	0.6%
Common Stock	Lloyd Joseph Bardswich	982,483	0.7%	0.7%
Common Stock	Joseph A. Carrabba	355,134	0.2%	0.2%
Common Stock	Gary C. Evans	3,479,565	2.4%	2.4%
Common Stock	Jeffrey Fink	108,656	0.1%	0.1%
Common Stock	John C. Gustavsen	707,042	0.5%	0.5%
Common Stock	Richard R. Isaak	453,796	0.3%	0.3%
Common Stock	General (Ret.) John M. Keane	—	—%	—%
Common Stock	John R. Marinelli	—	—%	—%
Common Stock	Michael A. McManus	822,701	0.6%	0.6%
Common Stock	Melissa M. Pagen	258,158	0.2%	0.2%
Common Stock	All Directors and Executive Officers as a Group	8,047,389	5.5%	5.5%
Common and Preferred Voting Stock	All Directors and Executive Officers as a Group	8,047,389	5.5%	5.5%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our common stock beneficially owned by a person or entity and the percentage ownership, we deem outstanding shares of our stock subject to options, warrants or other rights held by that person or entity that are currently exercisable or exercisable within 60 days of April 15, 2026. We do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, and subject to applicable community property laws, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them. “Percent of Class” is based on 143,078,275 shares of common stock, 750,000 shares of Series B preferred stock and 177,904 shares of Series C preferred stock outstanding on April 15, 2026. “Percent of Voting Stock” is based on 143,256,179 shares, which is the total of all the common stock issued and all Series C preferred stock outstanding on April 15, 2026.

(2)
The shares shown include the following unissued shares that our directors and executive officers have the right to acquire beneficial ownership of within 60 days of April 15, 2026: Dr. Aguirre, 34,100; Mr. Bardswich, 105,000; Mr. Carrabba, 200,766; Mr. Evans, 1,250,000; Mr. Fink, nil; Mr. Gustavsen; 375,000; Mr. Isaak 60,000; Mr. McManus, 200,767; and Ms. Pagen, 213,333.

(3)
The outstanding Series B preferred shares carry voting rights only if the Company is in default in the payment of declared dividends. The Board has not declared any dividends as due and payable for the Series B preferred stock.

(4)	The outstanding Series C preferred shares carry voting rights equal to the same number of shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes equity compensation plans that were approved by our shareholders and equity compensation plans that were not approved by our shareholders as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	5,635,748	$1.21	12,000,276
Equity compensation plans not approved by shareholders	—	—	—
	5,635,748	$1.21	12,000,276

PROPOSAL 2 – TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF FORMATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY THE COMPANY
The Board has unanimously adopted and is submitting for shareholder approval an amendment to our Certificate of Formation to increase the number of shares of all classes of capital stock which the Company is authorized to issue from 300,000,000, consisting of 250,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the Preferred Stock”) to 550,000,000, consisting of 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock (the “Authorized Shares Increase”). The Board believes it is in the best interests of the Company and our shareholders to grant such approval. If the shareholders approve the Authorized Shares Increase, the Board, in its discretion, may elect to affect the Authorized Shares Increase, or the Board may determine in its discretion not to proceed with the Authorized Shares Increase. The Authorized Shares Increase will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of a Certificate of Amendment to the Company’s Certificate of Formation (the “Authorized Shares Amendment”) with the State of Texas and upon the filing and effectiveness of the Authorized Shares Amendment (the “Authorized Shares Effective Time”). The form of the proposed Authorized Shares Amendment is attached to this proxy statement as Appendix A. The Board reserves the right to abandon the Authorized Shares Increase without further action by our shareholders at any time before the Authorized Shares Effective Time, even if shareholders approve such amendment at the annual meeting.
The Authorized Shares Amendment is not intended to modify the rights of existing shareholders in any material respect, nor does it have any affect on the number of authorized shares of the Company’s preferred stock. The additional shares of Common Stock to be authorized pursuant to the proposed Authorized Shares Amendment will be identical to the shares of Common Stock currently authorized and outstanding under the Existing Articles, none of which have preemptive or similar rights to acquire the newly authorized shares.
Under the Texas Business Organizations Code, our shareholders are not entitled to appraisal rights with respect to the proposed Authorized Shares Amendment to increase the number of authorized shares of Common Stock, and we will not independently provide shareholders with any such rights.
Reasons for the Authorized Shares Amendment
The Board is proposing the Authorized Shares Amendment to increase the number of authorized shares of our Common Stock from 250,000,000 shares to 500,000,000 shares. Of the 250,000,000 shares of Common Stock that are currently authorized to be issued under the Existing Articles, as of April 15, 2026, 143,078,275 shares are issued and outstanding, 18,448,913 are reserved for issuance under our existing stock option and equity incentive compensation plans, and 1,270,250 shares are issuable upon the exercise of outstanding warrants expiring on August 3, 2026. Other than issuances pursuant to equity incentive plans and warrants, and except as otherwise disclosed in the Company’s SEC filings, as of the date of this proxy statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of Common Stock that would be authorized pursuant to this proposal, and there are no negotiations pending with respect to the issuance thereof for any purpose. The Board does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders. The Board believes that the proposed increase in the number of authorized shares of Common Stock will also benefit the Company by improving our flexibility in considering opportunities that require the issuance of shares of Common Stock in the future which could include acquisitions. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including the consummation of equity-based financings involving Common Stock or securities convertible into or exercisable for Common Stock (“equity-linked securities”) including acquisition or strategic joint venture transactions involving the issuance of Common Stock or equity-linked securities, grants of Common Stock and equity-linked securities to the Company’s current and future employees and consultants, or for other general purposes that the Board may deem advisable from time to time. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth.
In determining the size of the proposed authorized share increase, the Board considered a number of factors, including the factors set forth above, the Company’s historical issuances of shares and the Company’s potential future needs, including that over a number of years the Company may potentially need additional shares in connection with one or more future equity transactions, acquisitions or other strategic transactions and future issuances under equity compensation plans. If the shareholders do not approve this proposal, then the Company will not have needed additional shares available or would be required to seek shareholder approval in connection with any such transaction, which may delay or otherwise have a material adverse effect on such transaction or the Company.
Potential Effects of Not Approving the Authorized Shares Amendment
If the Company’s shareholders do not approve the increase in authorized shares of Common Stock, then the Company will not be able to increase the total number of authorized shares of Common Stock from 250,000,000 to 500,000,000 and therefore, the Company could be limited in its ability to use shares of Common Stock for financing, issuing stock options or other general corporate purposes.
Potential Effects of Approving the Authorized Shares Amendment
The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing shareholders. However, the Board will have the authority to issue the additional shares of common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including NYSE. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing shareholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing shareholders may put pressure on our stock price.
While the issuance of additional shares of Common Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized Common Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of Common Stock as compared to the then-existing market price. Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the Authorized Shares Amendment is not in response to any effort to which the Company is aware to accumulate Common Stock or obtain control of the Company.
The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Shareholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.
We can provide no assurance that we will be successful in amending our Certificate of Formation to increase the number of shares of Common Stock that are available for issuance, or that the Authorized Shares Amendment will not have an adverse effect on our stock price.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for Common Stock.
Reservation of Right to Abandon the Authorized Shares Increase
The Board reserves the right to abandon the Authorized Shares Increase without further action by our shareholders at any time before the Authorized Shares Effective Time, even if shareholders approve such amendment at the annual meeting. By voting in favor of the Authorized Shares Increase, shareholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Authorized Shares Increase if it should so decide.
This summary does not purport to be complete and is qualified in its entirety by reference to the Authorized Shares Amendment attached hereto as Appendix A.
Required Vote
Approval of this Proposal 2 requires that the proposal receive “For” votes from the holders of a majority of the shares entitled to vote on the matter at the annual meeting with respect to this Proposal 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 2.

The Board unanimously recommends a vote “FOR” the approval of the Authorized Shares Increase.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee has selected Assure CPA, LLC as our independent auditor for the years ending December 31, 2026 and that selection is being submitted to shareholders for ratification. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the selection of Assure CPA, LLC to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of USAC and our shareholders.
Required Vote
Approval of this Proposal 3 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting that cast votes with respect to this Proposal 3. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 3.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Assure CPA, LLC as our independent auditor for the 2026 fiscal year as reflected in this Proposal 3.
Accountant Fees and Services
The following table sets forth the aggregate fees billed to the Company by Assure CPA, LLC for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

	Years ended December 31,
	2025	2024
Audit Fees(1)	$181,006	$175,219
Audit-Related Fees(2)	13,725	7,825
Tax Fees(3)	41,142	19,075
All Other Fees(4)	1,787	10,400
Total	$237,660	$212,519

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees relate to services for stock registrations.
(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees not otherwise reported as audit or tax fees.
The Audit Committee of the Board determined that all of the services performed by Assure CPA, LLC in fiscal year 2025 were not incompatible with Assure CPA, LLC maintaining its independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The audit committee pre-approved all audit and tax services provided in 2025 by our independent registered public accounting firm.
HOUSEHOLDING
Shareholders of record who have the same address receive only one copy of the Notice Regarding the Availability of Proxy Materials or the Proxy Statement and Annual Report on Form 10-K, as applicable, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact of its annual meetings. Shareholders who participate in householding continue to receive separate proxy forms.
Any shareholder who would prefer to have a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K delivered to him or her at the shared address for this and future years may elect to do so by calling 406-827-3523 or by writing to our Corporate Secretary. A copy of the materials will be sent promptly to the shareholder following receipt of a written or oral request by a shareholder to receive a copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K. The foregoing contact information can also be used by shareholders sharing an address to request delivery of a single copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K if they are receiving multiple copies of any of those documents.
SHAREHOLDER PROPOSALS
To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of shareholders, we must receive shareholder proposals (other than for director nominations) no later than December 20, 2026 (120 days before the anniversary of the date notice was mailed for the prior year’s meeting), unless we update the deadline in an Exchange Act report. To be considered for presentation at the 2027 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 31, 2027 and no later than February 28, 2027, as set forth in Section 2.09 of the bylaws of the Company, provided, that if we move the date of the 2027 meeting more than 30 days before the anniversary date of our 2026 meeting, notice of the proposal must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the date of the meeting. Proposals that are not received in a timely manner will not be voted on at the 2027 annual meeting. All shareholder proposals should be marked for the attention of the Secretary of United States Antimony, Inc., 4438 W. Lovers Lane, Unit 100, Dallas, Texas 75209.
BY ORDER OF THE BOARD OF DIRECTORS,

Gary C. Evans
Chairman of the Board and CEO

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
UNITED STATES ANTIMONY CORPORATION
Pursuant to the provisions of Sections 3.051 and 3.053 of the Texas Business Organizations Code, United States Antimony Corporation, a Texas corporation (the “Corporation”), hereby adopts this Certificate of Amendment to its Certificate of Formation (File Number: 806181087):
ARTICLE I — NAME. The name of the Corporation is United States Antimony Corporation.
ARTICLE II — AMENDMENT. Article 4.1 of the Certificate of Formation of the Corporation is hereby amended and restated in its entirety to read as follows:
“4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 550,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”
ARTICLE III — SHAREHOLDER APPROVAL. This Certificate of Amendment has been approved by the Board of Directors of the Corporation and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock entitled to vote thereon, at a meeting of the shareholders duly called and held on June 12, 2026, in accordance with the provisions of Sections 3.051 and 3.053 of the Texas Business Organizations Code.
ARTICLE IV — EFFECTIVE DATE. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Texas.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [     ], 2026.

UNITED STATES ANTIMONY CORPORATION

By:
Name: Gary C. Evans
Title: Chairman and CEO

A-1

USAC
US ANTIMONY

UNITED STATES ANTIMONY CORPORATION
P.O. BOX 643
THOMPSON FALLS, MT 59873

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UNITED STATES ANTIMONY CORPORATION

Nominees:	**For**	**Withhold**
1a. Gary C. Evans	☐	☐
1b. Dr. Blaise Aguirre	☐	☐
1c. Lloyd Joseph Bardswich	☐	☐
1d. Joseph A. Carrabba	☐	☐
1e. John M. Keane	☐	☐
1f. Jon R. Marinelli	☐	☐
1g. Michael A. McManus	☐	☐

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V95162-P49300

UNITED STATES ANTIMONY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS – FRIDAY, JUNE 12, 2026
AT 4:15 P.M. EASTERN STANDARD TIME

The undersigned hereby appoints Gary C. Evans and Richard R. Isaak with full powers of substitution to act as attorney and proxy for the undersigned, to vote all shares of common stock and preferred stock of United States Antimony Corporation ("USAC", the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders, to be held completely virtually on Friday, June 12, 2026, at 4:15 P.M., Eastern Standard Time, at www.virtualshareholdermeeting.com/UAMY2026, and at any and all adjournments thereof, as indicated.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If any other business is presented at the annual meeting, the proxies will vote the shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE